UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 2300

Houston, Texas 77010

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously announced, on June 26, 2025, MRC Global Inc., a Delaware corporation (“MRC Global” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DNOW Inc., a Delaware corporation (“DNOW”), Buck Merger Sub, Inc., a Delaware corporation and a wholly owned, direct subsidiary of DNOW (“Merger Sub”), and Stag Merger Sub, LLC, a Delaware limited liability company and a wholly owned, direct subsidiary of DNOW (“LLC Sub”). The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (1) Merger Sub will be merged with and into MRC Global (the “First Merger”), with MRC Global continuing as the surviving corporation in the First Merger (the time the First Merger becomes effective, the “Effective Time”) and (2) immediately following the First Merger, MRC Global will be merged with and into LLC Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with LLC Sub continuing as the surviving company at the effective time of the Second Merger as a wholly owned, direct subsidiary of DNOW.

The events described in this Current Report on Form 8-K occurred in connection with the completion of the Mergers, which took place on November 6, 2025 (the “Closing Date”).

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Mergers, on November 6, 2025, MRC Global (US) Inc., a Delaware corporation (“MRC US”), at the direction of MRC Global, terminated (i) that certain Fifth Amended & Restated Loan, Security and Guarantee Agreement, dated as of November 12, 2024, by and among MRC US, as borrower, the other loan parties party thereto, the financial institutions from time to time party thereto, and Bank of America, N.A., as administrative agent, security trustee and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) and (ii) that certain Term Loan Credit Agreement, dated as of October 29, 2024, by and among MRC US, as borrower, MRC Global, as parent, the financial institutions from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”, and together with the ABL Credit Agreement, the “Credit Agreements”).

In connection with the termination of the Credit Agreements, on November 6, 2025, all outstanding obligations for principal, accrued and unpaid interest and fees under the Credit Agreements were paid in full, the commitments thereunder were terminated, and all liens, security interests and guarantees securing such obligations under the Credit Agreements were released and terminated and the applicable administrative agents delivered or authorized the filing of customary termination statements, releases and related documentation.

In connection with the termination of the ABL Credit Agreement, (a) certain outstanding letters of credit issued thereunder were deemed issued and outstanding under (and governed by the terms of) that certain Amended and Restated Credit Agreement, dated as of November 6, 2025, by and among DNOW together with certain direct and indirect subsidiaries of DNOW, as borrowers, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Wells Fargo Credit Agreement”) and (b) the remaining letters of credit remain outstanding in accordance with their terms on a cash collateralized basis. In addition, in connection with such termination, certain secured bank product obligations that were secured under the ABL Credit Agreement were, as of such closing, deemed secured under the Wells Fargo Credit Agreement in accordance with the applicable payoff documentation.

The foregoing description of the terminations of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the applicable payoff letters and related termination documentation.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, on the Closing Date, DNOW completed its previously announced acquisition of the Company and its subsidiaries. At the Effective Time, subject to certain exceptions:

•

each eligible share of MRC Global common stock, par value $0.01 per share (“MRC Global Common Stock”) was converted automatically into the right to receive 0.9489 shares of DNOW common stock, par value $0.01 per share (“DNOW Common Stock”) (the “Merger Consideration”), with cash paid in lieu of the issuance of fractional shares;

•

each share of restricted MRC Global common stock issued under the MRC Global Inc. Omnibus Incentive Plan (as amended, the “MRC Global equity plan”) that vests solely on the basis of time (a “MRC Global restricted share”) that was outstanding immediately prior to the Effective Time automatically, by virtue of the occurrence of the closing of the Mergers, vested in full immediately prior to the Effective Time and was canceled and converted into the right to receive the Merger Consideration with respect to each MRC Global restricted share, with cash paid in lieu of fractional shares of DNOW Common Stock in accordance with the Merger Agreement and an amount in cash equal to the accrued but unpaid dividends with respect to each MRC Global restricted share;

•

each restricted stock unit (each, an “MRC Global RSU”) granted pursuant to the MRC Global equity plan that was granted prior to February 2024 and was outstanding immediately prior to the Effective Time immediately vested with respect to 100% of the shares of MRC Global Common Stock subject to such MRC Global RSU, which shares of MRC Global Common Stock then converted into the right to receive the Merger Consideration with respect to each share of MRC Global Common Stock and an amount in cash equal to the accrued but unpaid dividend equivalents with respect to such MRC Global RSU;

•

each outstanding MRC Global RSU that was granted in February 2024 or later was canceled and converted into an award of restricted stock units representing the right to receive DNOW common stock (each, a “DNOW RSU”) in respect of that number of shares of DNOW Common Stock (rounded to the nearest whole share) equal to the product of the total number of shares of DNOW Common Stock subject to such award of MRC Global RSUs immediately prior to the Effective Time multiplied by 0.9489. Such DNOW RSUs will vest and be payable on the same terms and conditions as are set forth in the corresponding award agreement (except that such award will be payable in DNOW Common Stock);

•

each restricted stock unit granted pursuant to the MRC Global equity plan that is subject to performance-based vesting (each, an “MRC Global PSU”) that was granted prior to February 2024 was canceled, and the holder became entitled to receive the number of shares of MRC Global Common Stock (rounded to the nearest whole share) subject to the MRC Global PSU, which shares of MRC Global common stock were converted into the right to receive (A) the Merger Consideration with respect to each share of MRC Global Common Stock subject to such MRC Global PSU that vest based on the determination of performance set forth in the applicable award agreement and (B) an amount in cash equal to the accrued but unpaid dividend equivalents with respect to such MRC Global PSU, if any;

•

each outstanding MRC Global PSU that was granted in or subsequent to February 2024 was canceled and converted into a DNOW RSU in respect of that number of shares of DNOW Common Stock (rounded to the nearest whole share) equal to the product of the number of shares of MRC Global Common Stock subject to such MRC Global PSU immediately prior to the Effective Time that vest based on the determination of performance set forth in the applicable award agreement multiplied by 0.9489. Such DNOW RSU will vest and be payable on the same terms and conditions as are set forth in the corresponding award agreement (except that such award will be payable in DNOW Common Stock and such award will no longer be subject to performance metrics). The number of shares of MRC Global Common Stock subject to such MRC Global PSU was deemed to be the number of shares subject to the MRC Global PSU with performance deemed achieved, except as previously disclosed to DNOW, in accordance with the terms and conditions of the applicable award agreement governing such MRC Global PSU immediately prior to the Effective Time.

The issuance of DNOW Common Stock in connection with the Mergers was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to DNOW’s registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 24, 2025 (File No. 333-288909) (the “Registration Statement”), which was declared effective by the SEC on August 5, 2025. The joint proxy statement/prospectus included in the Registration Statement contains additional information about the Mergers.

The foregoing description of the Mergers and the Merger Agreement, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the completion of the Mergers, shares of MRC Global Common Stock were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “MRC.” In connection with the completion of the Mergers, the Company notified the NYSE that each eligible and outstanding share of MRC Global Common Stock was converted into the right to receive 0.9489 shares of DNOW Common Stock and requested that the NYSE withdraw the listing of the MRC Global Common Stock. Upon the Company’s request, the NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the MRC Global Common Stock and the deregistration of the MRC Global Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The MRC Global Common Stock ceased being traded prior to the opening of the market on November 6, 2025, and is no longer listed on the NYSE.

In addition, the Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, all of the directors and officers of MRC Global ceased serving in such capacities, effective as of the Effective Time.

In addition, as contemplated by the Merger Agreement, upon consummation of the Mergers, George J. Damiris and Ronald L. Jadin, who were members of the board of directors of MRC Global immediately prior to the Effective Time, were appointed to DNOW’s board of directors, effective immediately on the Closing Date.

Additionally, effective as of November 5, 2025, a special transaction bonus in an amount equal to $500,000 payable in cash was granted to Daniel J. Churay, Executive Vice President – Corporate Affairs, General Counsel & Corporate Secretary of MRC Global (the “Churay Transaction Bonus”). The Churay Transaction Bonus will be paid on the 60th day following the Closing Date , or January 5, 2026.

Furthermore, effective as of November 5, 2025, a special bonus in an amount equal to $250,000 payable in cash was granted to Grant R. Bates, Senior Vice President – North America Operations & E-Commerce of MRC Global (the “Bates Bonus”). The Bates Bonus will be paid on the 60th day following the Closing Date, or January 5, 2026.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Mergers, on November 6, 2025, the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, as set forth on Exhibits 3.1 and 3.2 of this Current Report, became the certificate of incorporation and bylaws of MRC Global.

The foregoing description is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 26, 2025, by and among DNOW Inc., MRC Global Inc., Buck Merger Sub, Inc. and Stag Merger Sub, LLC

3.1†	Certificate of Incorporation of Buck Merger Sub, Inc., dated June 24, 2025

3.2†	Bylaws of Buck Merger Sub, Inc., dated June 25, 2025

104	Cover Page Interactive Data File - The cover page XBRL tags from this Current Report on Form 8-K are embedded within the Inline XBRL document

†	Filed herewith.
*	Exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2025

MRC GLOBAL INC.
By:	/s/ Kelly Youngblood
Kelly Youngblood
Executive Vice President and Chief Financial Officer